                                                                    EXHIBIT 23.2


                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this registration statement on Form S-3 related to the $1,381,200,000 of Zero Coupon Convertible Senior Debentures due 2021 of our report dated January 25, 2001, except for Note 15, as to which date is March 13, 2001, relating to the financial statements, which appears in the Nabors Industries, Inc. Annual Report on Form 10-K for the year ended December 31, 2000. We also consent to the reference to us under the heading "Experts" in such registration statement.



                                            /s/  PricewaterhouseCoopers LLP


Houston, Texas
April 27, 2001